Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this registration statement on Form SB-2 (Amendment No. 1) of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 4, 2005, on our audits of the financial statements of Planet Technologies, Inc. as of December 31, 2004, and for the years ended December 31, 2004 and 2003. We also consent to the reference to our Firm under the caption “Experts.”
/s/ J.H. Cohn LLP
San Diego, California
October 10, 2005